Exhibit 21 — List of Subsidiaries & Affiliates
The following are subsidiaries and affiliated corporations of the company at December 31, 2019.
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

1096401 B.C. Unlimited Liability Company	Canada
Alnara Pharmaceuticals, Inc.	Delaware
Andean Technical Operations Center	Peru
ARMO Bioscience	Delaware
AurKa Pharma	Canada
Avid Radiopharmaceuticals, Inc.	Delaware
CoLucid Pharmaceuticals, Inc.	Delaware
Dista Ilac Ticaret Ltd. Sti.	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
Elanco Animal Health Ireland Limited	Ireland
Elanco Switzerland Holding Sarl	Switzerland
ELCO Dominicana SRL	Dominican Republic
ELCO for Trade and Marketing, S.A.E.	Egypt
ELCO Insurance Company Limited	Bermuda
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company	Indiana
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia
Eli Lilly Bienes y Servicios S de RL de CV	Mexico
Eli Lilly Canada Inc.	Canada
Eli Lilly Cork Limited	Ireland
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Centro America, S.A.	Guatemala

State or Jurisdiction of Incorporation or Organization

Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Egypt for Trading	Egypt
Eli Lilly European Clinical Trial Services SA	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria
Eli Lilly Group Limited	United Kingdom
Eli Lilly Holdings Ltd.	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly Ireland Holdings Limited	Ireland
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Kinsale Limited	Ireland
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Nigeria Ltd.	Nigeria
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania SRL	Romania
Eli Lilly S.A.	Switzerland
Eli Lilly Saudi Arabia Limited	Saudi Arabia
Eli Lilly Services India Private Limited	India
Eli Lilly Services, Inc	British Virgin Islands
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Sweden AB	Sweden
Eli Lilly Vostok S.A., Geneva	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Glycostasis, Inc	Delaware
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
ICOS Corporation	Washington
ImClone GmbH	Switzerland
ImClone LLC	Delaware
ImClone Systems Holdings, Inc.	Delaware
ImClone Systems LLC	Delaware
Irisfarma S.A.	Spain
Kinsale Financial Services Unlimited Company	Ireland
Lilly (Shanghai) Management Co., Ltd	China

State or Jurisdiction of Incorporation or Organization

Lilly Asia Ventures Fund I, L.P.	Cayman Islands
Lilly Asia Ventures Fund II, L.P.	Cayman Islands
Lilly Asian Ventures Fund III, L.P.	Cayman Islands
Lilly Cayman Holdings	Cayman Islands
Lylly Centre for Clinical Pharmacology PTE. LTD.	Singapore
Lilly China Research and Development Co., Ltd.	China
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Nederland Holdings B.V.	Netherlands
Lilly Global Services, Inc.	Indiana
Lilly Holding GmbH	Germany
Lilly Holdings B.V.	Netherlands
Lilly Hungaria KFT	Hungary
Lilly ilaç ticaret limited şirketi	Turkey
Lilly Japan Financing G.K.	Japan
Lilly Korea Ltd.	Korea
Lilly Nederland Finance B.V.	Netherlands
Lilly Nederland Finance B.V. - GCC	Netherlands
Lilly Nederland Holding B.V.	Netherlands
Lilly Pharma Ltd.	Russia
Lilly Portugal - Produtos Farmaceuticos, Lda.	Portugal
Lilly S.A.	Spain
Lilly Suzhou Pharmaceutical Co. Ltd.	China
Lilly Trading Co. LTD	China
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
Loxo Oncology, Inc	Delaware
OY Eli Lilly Finland AB	Finland
Pharmaserve-Lilly S.A.C.I.	Greece
PT. Eli Lilly Indonesia	Indonesia
SGX Pharmaceuticals, Inc	Delaware
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Valquifarma S.A.	Spain
Vital Pharma Productos Farmaceuticos	Portugal